CAUSE NO. 05-12277-G

NORD RESOURCES CORPORATION, **Plaintiff/Counter-Defendant,** **v.** **TITANIUM RESOURCES GROUP, LTD. AND EDWARD WAYNE MALOUF** **Defendants/Counter-Plaintiffs.**	§ § § § § § § § § §	**IN THE DISTRICT COURT OF** **DALLAS COUNTY, TEXAS** **134TH JUDICIAL DISTRICT**

CONFIDENTIAL SETTLEMENT AND RELEASE AGREEMENT

This Confidential Settlement and Release Agreement ("Agreement") is made by and between Plaintiff and Counter-Defendant Nord Resources Corporation ("Nord") on the one hand; and Defendant and Counter-Plaintiff Titanium Resources Group, Ltd. ("TRG"), and Defendant and Counter-Plaintiff Edward Wayne Malouf ("Malouf") on the other. Collectively, Nord, TRG and Malouf are referred to herein as the "Parties", and where appropriate, individually as a "Party".

WHEREAS, on or about December 8, 2005, Nord filed Plaintiff's Original Petition in the above styled and numbered cause (the "Lawsuit");

WHEREAS, TRG subsequently filed Defendant TRG's Original Answer and Counterclaim in the Lawsuit;

WHEREAS, Malouf subsequently filed the First Amended Original Answer and Original Counterclaim of Defendant E. Wayne Malouf in the Lawsuit;

WHEREAS, the Parties desire to fully and finally settle and release between themselves any and all disputes, claims, debts and causes of action arising out of or in connection with all

claims and allegations stated with more specificity in Plaintiff's First Amended Petition, Defendant TRG's Original Answer and Counterclaim, the First Amended Original Answer and Original Counterclaim of Defendant E. Wayne Malouf, and any amended pleadings filed in the Lawsuit, which pleadings are incorporated herein by reference; and

WHEREAS, the Parties intend to release each other and two other entities from any and all disputes, demands, claims, debts and causes of action arising from or relating to the facts and circumstances forming the basis of the Lawsuit, whether or not the existence of any such claims is currently known or suspected, subject to the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the promises and covenants contained in this Agreement, the Parties agree as follows:

I. COMPLETE RESOLUTION OF CLAIMS AND DEFINITIONS

The Parties desire to reach a full and final settlement and resolution of the Lawsuit and all past, present and future claims, controversies and disputes the Parties have or may have against each other Party, their respective predecessors, affiliates, parents, subsidiaries, officers, directors, employees or agents, related in any way to the facts and circumstances underlying the Lawsuit.

The following defined terms shall have the meaning stated:

(a) "Claims" means any and all theories of recovery (whether known or unknown) recognized by the law of any jurisdiction, including, but not limited to, all causes of action, demands, liability, suits and judgments, whether arising in equity or under the common law or any contract, tort or statute or otherwise, including all theories of recovery that could be asserted in any court or tribunal.

(b) "Damages" means any and all elements of relief or recovery (whether known or unknown) recognized by the law of any jurisdiction, including but not limited to,

actual damages of every description, such as but not limited to: economic loss, property loss, or personal injury; any other item of loss or injury; statutory or treble or multiple or penal damages; attorneys' fees; pre-judgment or post-judgment interest; equitable relief; expenses; costs of court; and any other recovery of any type.

II. ENTIRE AGREEMENT

This Agreement is based on the mutual promises contained herein. This Agreement is the entire agreement of the Parties pertaining to its subject matter, and all prior or contemporaneous negotiations, agreements, understandings, or representations, whether written or oral, are expressly superseded hereby and are of no further force and effect. Each of the Parties acknowledges that it has not relied on any promise, representation or warranty, expressed or implied, not contained in this Agreement. Each of the Parties acknowledges representation by counsel throughout this litigation and all negotiations that preceded the execution of this Agreement. Each Party's attorney has read and explained the contents of this Agreement to his client and explained the legal consequences of this Agreement. This Agreement may not be modified except by a writing signed by all Parties hereto.

III. CONSIDERATION

In consideration for the execution of this Agreement, Nord will tender to TRG, at the Closing described below, a properly executed Irrevocable Stock Power in the form attached hereto as Exhibit A; a properly executed Confidential Settlement and Release Agreement; the Original B Share certificate for the B Share in SRL Acquisition No. 1, Limited, a British Virgin Islands Corporation (the "B Share") free and clear of any and all encumbrances; and a copy of the Beneficiary's Deed of Release and Reconveyance and a copy of the cancelled promissory note demonstrating that Regiment Capital III, L.P., does not claim any ownership or security

interest in the B Share or SRL Acquisition No. 1, Limited. In consideration for receipt of the above items at the Closing, and in consideration for this Confidential Settlement and Release Agreement, TRG will deposit in a bank account designated by Nord via wire transfer (the instructions for which are specifically set forth in Exhibit B attached hereto) in readily available and confirmed funds the amount of US $1,900,000.00 (One million nine hundred thousand and 00/100 U.S. dollars). As additional consideration for this Agreement, TRG previously paid and Nord acknowledges receipt of an additional US $200,000.00 (Two hundred thousand and 00/100 U.S. dollars), making the total payment to Nord under this Agreement US $2,100,000.00 (Two million one hundred thousand and 00/100 U.S. dollars).

The Parties acknowledge and agree that the covenants contained in this Agreement provide good, sufficient and valuable consideration for every promise, duty, release, obligation and the like contained in this Agreement.

IV. COMPLETE MUTUAL RELEASES OF ALL CLAIMS

Nord, for itself and its officers, directors, employees, shareholders, representatives, agents, assigns, and any person or entity claiming by through or under Nord, hereby releases, acquits and forever discharges TRG and its present and former officers, directors, shareholders, employees, agents, representatives, subsidiary organizations, parent organization, successor corporations, affiliated or otherwise related entities, insurers, attorneys, servants and assigns from any and all past, present or future Claims; Damages; demands; obligations; causes of action; and rights of any nature whatsoever that Nord now has arising from or relating to, that may hereafter accrue or otherwise be acquired on account of, or that may in any way arise out of the incidents or events made the basis of the Lawsuit; or that were or could have been asserted in the Lawsuit; or that arise from or are related to Nord's ownership of the B Share. This release

includes, without limitation, Claims that are now known by Nord or could be discovered by Nord.

Nord, for itself and its officers, directors, employees, shareholders, representatives, agents, assigns, and any person or entity claiming by, through or under Nord, hereby releases, acquits and forever discharges Malouf and his present and former employees, agents, representatives, insurers, attorneys, servants, assigns, heirs, executors, and administrators from any and all past, present or future Claims; Damages; demands; obligations; causes of action; and rights of any nature whatsoever that Nord now has arising from or relating to, that may hereafter accrue or otherwise be acquired on account of, or that may in any way arise out of the incidents or events made the basis of the Lawsuit; or that were or could have been asserted in the Lawsuit; or that arise from or are related to Nord's ownership of the B Share. This release includes, without limitation, Claims that are now known by Nord or could be discovered by Nord.

Nord, for itself and its officers, directors, employees, shareholders, representatives, agents, assigns and any person or entity claiming by, through or under Nord, hereby releases, acquits and forever discharges SRL Acquisition No. 1, Limited, and SRL Acquisition No. 3, Limited, and their respective present and former officers, directors, shareholders, employees, agents, representatives, subsidiary organizations, parent organization, successor corporations, affiliated or otherwise related entities, insurers, attorneys, servants and assigns from any and all past, present or future Claims; Damages; demands; obligations; causes of action; and rights of any nature whatsoever that Nord now has arising from or relating to, that may hereafter accrue or otherwise be acquired on account of, or that may in any way arise out of the incidents or events made the basis of the Lawsuit; or that were or could have been asserted in the Lawsuit; or that

arise from or are related to Nord's ownership of the B Share. This release includes, without limitation, Claims that are now known by Nord or could be discovered by Nord.

TRG, for itself and its officers, directors, employees, shareholders, representatives, agents, assigns, and any person or entity claiming by, through or under TRG, hereby releases, acquits and forever discharges Nord and its present and former officers, directors, shareholders, employees, agents, representatives, subsidiary organizations, parent organization, successor corporations, affiliated or otherwise related entities, insurers, attorneys, servants and assigns from any and all past, present or future Claims; Damages; demands; obligations; causes of action; and rights of any nature whatsoever that TRG now has arising from or relating to, that may hereafter accrue or otherwise be acquired on account of, or that may in any way arise out of the incidents or events made the basis of the Lawsuit; that were or could have been asserted in the Lawsuit; or that arise from or are related to Nord's ownership of the B Share. This release includes, without limitation, Claims that are now known by TRG or could be discovered by TRG.

Malouf, for himself and his employees, representatives, agents, assigns, and any person or entity claiming by, through or under Malouf, hereby releases, acquits and forever discharges Nord and its present and former officers, directors, shareholders, employees, agents, representatives, subsidiary organizations, parent organization, successor corporations, affiliated or otherwise related entities, insurers, attorneys, servants and assigns from any and all past, present or future Claims; Damages; demands; obligations; causes of action; and rights of any nature whatsoever that Malouf now has arising from or relating to, that may hereafter accrue or otherwise be acquired on account of, or that may in any way arise out of the incidents or events made the basis of the Lawsuit; that were or could have been asserted in the Lawsuit; or that arise

from or are related to Nord's ownership of the B Share. This release includes, without limitation, Claims that are now known by Malouf or could be discovered by Malouf.

Each Party acknowledges that there may exist Claims or facts in addition to or different from those which are now known or believed by them to exist. Each Party represents, warrants and acknowledges that they know of no Claims against the other Parties other than those contained in the Lawsuit. Nonetheless, it is understood and agreed as part of the consideration and inducement for the execution of the Agreement that this Agreement extends to all Claims of every nature and kind whatsoever, known or unknown, suspected or unsuspected, past or present, which existed on or before the Effective Date of this Agreement.

V. COSTS

Each party to this Agreement shall be responsible for its or his own respective attorneys' fees and other litigation costs and expenses incurred by each of them. No Party to this Agreement shall have any liability for or obligation to make payment of the attorneys' fees or any litigation costs or expenses incurred by any other Party to this Agreement, except as expressly provided for herein, regardless of whether same had then occurred or may be incurred in the future.

VI. DENIAL OF LIABILITY

It is understood and agreed by all Parties to this Agreement that this Agreement is a settlement of disputed claims, and that Nord, TRG and Malouf deny any and all liability and fault and further agree that they are entering into this Agreement solely to avoid the costs and expenses that would otherwise be involved in litigation. Neither this Agreement nor any payment made pursuant to this Agreement shall be construed to be in any manner an admission

of liability by Nord, TRG or Malouf for any of the claims or counterclaims asserted in the Lawsuit.

VII. WARRANTIES AND CLOSING

Nord hereby represents and warrants:

(a) That, with the exception of any interest previously assigned or transferred to TRG, Nord is the sole owner of the B Share and has full power and authority to assign and convey that B share to TRG at the Closing.

(b) That, with the exception of any interest previously assigned or transferred to TRG, Nord has good and marketable title to the B Share free and clear of any encumbrance of any kind and that such B Share has not been pledged and is not subject to any security interest or other encumbrance of any kind as of the time of the Closing.

(c) That, other than the assignment or transfer of a 2/15 interest in such B Share to TRG, Nord has not conveyed the B Share to any person, entity or party. Nord shall fully indemnify and defend TRG, including payment of all costs and attorneys' fees incurred by TRG, in the event that any person, entity or party other than any Party to this Agreement or any party claiming by, through or under any Party to this Agreement claims that it owns all or any part of the B Share after the assignment of the B Share to TRG at Closing.

The Closing of the transactions contemplated by this Settlement Agreement shall occur no later than 2:00 p.m. on August __, 2006. The Closing shall be held at the office of TRG's counsel, Jay A. Brandt, P.C. At Closing, Nord's counsel shall show counsel for TRG: a properly executed Irrevocable Stock Power; a properly executed original Confidential Settlement and Release Agreement; the Original Certificate for the B Share; a copy of the Beneficiary's

Deed of Release and Reconveyance and a copy of the cancelled promissory note demonstrating that Regiment Capital III, L.P., does not claim any ownership or security interest in the B Share. Upon confirmation of the foregoing by TRG's counsel, TRG shall transmit the wire transfer described in Section III above. Counsel for the Parties will wait for the wire transfer to be confirmed as received by Nord's bank, at which time Nord's counsel shall release the above-described documents to counsel for TRG and counsel for TRG and Malouf shall provide to counsel for Nord an original Confidential Settlement and Release Agreement properly executed by TRG and Malouf.

VIII. CONFIDENTIALITY

The terms of this Agreement shall remain confidential and the Parties shall only disclose such terms of this Agreement as may be required by law or court order.

Each Party to this Agreement shall have the right and standing to enjoin any person and/or organization who has announced an intention to violate this covenant of confidentiality or who has failed to desist from any violation hereof after written demand to do so.

Notwithstanding the above, each Party may disclose information necessary for obtaining legal advice or financial planning and/or advice to professionals such as accountants, lawyers, or trust officers for the purpose of obtaining legal advice, financial services or tax reporting. In addition, Nord and TRG may disclose the Agreement to the extent necessary to fulfill their reporting and disclosure obligations as publicly-traded companies.

IX. CHOICE OF LAW AND VENUE

Any and all disputes, controversies, claims or demands arising out of or relating to this Agreement or any provision hereof, whether in contract, tort, or otherwise, at law or in equity, for damages or any other relief, shall be construed, interpreted, and resolved in accordance with

the laws of the State of Texas, as such laws exist on the date of the execution of this Agreement. This Agreement is made and performable in Dallas County, Texas, and the Parties to this Agreement stipulate to the exclusive venue of Dallas County, Texas, to resolve any disputes arising hereunder. If there is any dispute over the terms of, enforcement of, or obligations under this Agreement that results in litigation, the prevailing Party in any such litigation shall be entitled to recover reasonable attorneys' fees and costs incurred in connection with the litigation.

X. DISMISSAL OF CLAIMS

In consideration of the promises and releases provided in this Agreement, within five (5) business days of the Effective Date of this Agreement, the Parties will execute and file with the court an Agreed Motion to Dismiss with prejudice the Petition and the Counterclaims ("Agreed Motion") and a proposed Order granting the Agreed Motion. The Agreed Motion and proposed Order shall be in the form attached to this Agreement as Exhibit C.

XI. NO ASSIGNMENT

Each Party warrants and represents that it has not assigned, transferred or conveyed to any person or entity any claim, demand, liability, obligation or cause of action released by this Agreement. Each Party agrees to indemnify, defend and hold harmless each other Party and the present and former officers, directors, employees, representatives, attorneys, agents, insurers, parent companies, predecessors, affiliates, subsidiaries or successors of each other Party from any claims that may be asserted against them based on, or arising out of, any such assignment, transfer, or conveyance.

XII. BINDING AGREEMENT

This Agreement shall be binding upon and inure to the benefit of each of the Parties, their respective present, former and future agents, servants, attorneys, representatives, directors,

officers, employees, employers, successors, predecessors, affiliated companies, parents, subsidiaries, shareholders, heirs, marital communities, and assigns, to the extent applicable.

XIII. AGREEMENT AS EVIDENCE

Notwithstanding any applicable federal or state law, this Agreement may be introduced into evidence to establish and enforce the settlement reached by the Parties. The obligations created by this Agreement shall be specifically enforced by a court order, if necessary.

XIV. INTERPRETATION OF AGREEMENT

In interpreting the terms of this Agreement, all Parties to the Agreement shall be treated as having an equal part in drafting this Agreement after meaningful negotiations and a full opportunity to consult with counsel.

XV. AUTHORITY

The Parties each expressly represent and warrant that they, and in particular, the signatories to this Agreement, have standing and authority to dismiss the Action and/or release any and all claims each Party has or may have against each other Party.

[remainder of this page intentionally left blank]

EXECUTED AS OF THIS 7th DAY OF AUGUST, 2006.

FOR PLAINTIFF NORD RESOURCES CORPORATION:

Signature

Printed Name

Title

Date

FOR DEFENDANT TITANIUM RESOURCES GROUP LTD:

[signature]
Signature

Walter H Kansteiner
Printed Name

Chairman
Title

7 Aug '06
Date

EXECUTED AS OF THIS 4th DAY OF AUGUST, 2006.

FOR PLAINTIFF NORD RESOURCES CORPORATION:

[signature]
Signature

Nick Tintor
Printed Name

President and CEO
Title

Aug 4/2006
Date

FOR DEFENDANT TITANIUM RESOURCES GROUP LTD:

Signature

Printed Name

Title

Date

FOR DEFENDANT E. WAYNE MALOUF :

Edward Wayne Malouf

Signature

EDWARD WAYNE MALOUF

Printed Name

AUGUST 8, 2006

Date

State of __________ §

§

County of ________ §

BEFORE ME, the undersigned authority, on this day personally appeared ______________________ as representative of Nord Resources Corporation, known to me to be the person whose name is subscribed to the foregoing instrument, and signed in my presence and swore upon oath that this Confidential Settlement and Release Agreement was executed by him or her on behalf of Nord Resources Corporation for the purposes and consideration therein expressed.

SUBSCRIBED AND SWORN TO BEFORE ME on this the ______ day of ____________________, 2006, to certify which witness my hand and seal of office.

____

Notary Public

State of Virginia §
§
County of Loudoun §

BEFORE ME, the undersigned authority, on this day personally appeared Walter H Kansteiner III as representative of Titanium Resources Group, Ltd., known to me to be the person whose name is subscribed to the foregoing instrument, and signed in my presence and swore upon oath that this Confidential Settlement and Release Agreement was executed by him or her on behalf of Titanium Resources Group, Ltd. for the purposes and consideration therein expressed.

SUBSCRIBED AND SWORN TO BEFORE ME on this the 8th day of August, 2006, to certify which witness my hand and seal of office.

Susan G Ferguson
Notary Public

MY COMMISSION EXPIRES DECEMBER 31, 2010.

State of Texas §

§

County of Dallas §

BEFORE ME, the undersigned authority, on this day personally appeared ______________________ E. Wayne Malouf, known to me to be the person whose name is subscribed to the foregoing instrument, and signed in my presence and swore upon oath that this Confidential Settlement and Release Agreement was executed by him for the purposes and consideration therein expressed.

SUBSCRIBED AND SWORN TO BEFORE ME on this the 8th day of August, 2006, to certify which witness my hand and seal of office.

JANIS E. LANGFORD
NOTARY PUBLIC
STATE OF TEXAS
My Comm. Expires 10-3-2008

Janis Langford

Notary Public